UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2013

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KULICKE AND SOFFA INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

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Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23A Serangoon North Avenue 5, #01-01 K&S Corporate Headquarters, Singapore		554369
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

6 Serangoon North Avenue 5, #03-16, Singapore 554910
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On December 1, 2013, Kulicke & Soffa Pte Ltd. (the “Tenant”), a wholly-owned subsidiary of Kulicke and Soffa Industries, Inc. signed a Lease Agreement with DBS Trustee Limited as trustee of Mapletree Industrial Trust (the “Landlord”) to lease from the Landlord approximately 198,000 square feet (the “Initial Premises”) representing approximately 70% of the premises at 23A Serangoon North Avenue 5, #01-01 K&S Corporate Headquarters, Singapore ("the Building").
The term for the rental of the Initial Premises is 10 years (the “Initial Term”). The Tenant has the option to renew for two additional ten-year terms. The annual rent and service charge for the Initial Term range between approximately $4 million to approximately $5 million Singapore dollars. The Tenant has a right of first refusal for all space that becomes available in the Building and the Landlord has agreed to make available a certain amount of additional space for rental by the Tenant at the Tenant’s option which may be exercised at certain points during the second half of the Initial Term. Subject to the Tenant renting a minimum amount of space for a certain period, the Tenant has partial surrender rights. In addition, the Tenant has termination rights after renting the Initial Premises for a certain period of time.

Item 2.03	Creation of Direct Material Financial Obligation
The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description
10.1	Lease Agreement
10.2	Lease Agreement Variation Letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 5, 2013	KULICKE AND SOFFA INDUSTRIES, INC.

	By:	/s/ Jonathan H. Chou
	Name:	Jonathan H. Chou
	Title:	Senior Vice President, Chief Financial Officer
and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Lease Agreement
10.2	Lease Agreement Variation Letter